Exhibit 1.1



            CS FIRST BOSTON MORTGAGE SECURITIES CORP.
                            Depositor

    Commercial/Multifamily Mortgage Pass-Through Certificates

                                                        October 12, 1994

                     UNDERWRITING AGREEMENT
                        (Standard Terms)



CS FIRST BOSTON CORPORATION
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

Ladies and Gentlemen:

                1. Introductory. CS First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), proposes to form one or more grantor trusts or real estate mortgage investment conduits (the "Trusts"), which will issue, from time to time, securities entitled Commercial/Multifamily Mortgage Pass-Through Certificates or other titles to be designated from time to time (the "Certificates") in one or more series (the "Securities"). Each Certificate will evidence a fractional undivided, percentage interest or beneficial interest in a Trust. The Trusts, in the aggregate, will issue, on terms determined at the time of sale, up to $640,693,943 of the Certificates on the terms specified in the applicable Prospectus (as hereinafter defined). The property of each Trust may consist of a pool of one or more mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties and may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates (collectively, the "Mortgage Loans") that are purchased by the Depositor from various sellers (each an "Unaffiliated Seller") pursuant to an agreement regarding the sale of the Mortgage Loans (the "Sale Agreement"), dated the date of the Terms Agreement (as hereinafter defined) or the applicable Specified Delivery Date (as hereinafter defined), between the Unaffiliated Seller and the Depositor and are serviced by the Unaffiliated Seller in its capacity as servicer (the "Servicer") pursuant to, if specified in the Terms Agreement, a Seller's Warranties and Servicing Agreement (the "Servicing Agreement"), dated as of the date set forth in the Terms Agreement, between the Depositor and the Unaffiliated Seller and a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of the date set forth in the Terms Agreement, between the Depositor and certain qualified national banking associations or corporations, as Trustee (in each case, the "Trustee") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans in the Trust Fund for a Series will be transferred to the related

Trust and the Certificates to which this Agreement applies will be issued pursuant to the Pooling and Servicing Agreement.

                Credit enhancement with respect to the Mortgage Loans included in the Trust Fund for a Series may be provided by a letter of credit issued pursuant to a Letter of Credit Agreement, in each case, dated as of the date set forth in the Terms Agreement, between the Depositor and a bank or financial institution named therein (the "Letter of Credit Bank"), or a certificate guarantee insurance policy (the "Guarantee Policy") issued pursuant to a Certificate Guarantee Insurance Policy Agreement, in each case, dated as of the date set forth in the Terms Agreement, by and between the Depositor and an insurance company named therein (the "Guarantor"), which Guarantee Policy will guarantee timely distributions of interest and full distributions of principal, as specified in the Pooling and Servicing Agreement with respect to such Series. If so specified in the Pooling and Servicing Agreement with respect to a Series, in lieu of, or in addition to, the foregoing methods of credit enhancement, credit support may be provided by the subordination of a class or subclass of Certificates or a fund may be established (the "Reserve Fund") into which payments on or with respect to a percentage of the Mortgage Loans included in the Trust Fund, as specified in such Pooling and Servicing Agreement, will be deposited. If so specified in the Pooling and Servicing Agreement with respect to a Series, the Trust Fund for a Series of Certificates may also include one or more accounts or funds established by the Depositor pursuant to such Pooling and Servicing Agreement, or one or more methods of credit enhancement in lieu of, or in addition to, the methods of credit enhancement specified above (the "Alternative Credit Enhancement").

                The performance of the obligations of the Servicer under each Servicing Agreement may be guaranteed by a bond, insurance policy, corporate guaranty or other form of insurance coverage (the "Performance Bond") issued by the entity specified in the applicable Servicing Agreement.

                The Certificates are more fully described in the Registration Statement, which the Depositor has furnished to you. Each Series of Certificates and any classes or subclasses of Certificates (each, a "Class" or "Subclass," respectively) within such Series may vary, among other things, as to the number and types of Classes or Subclasses, the aggregate principal or notional amount or aggregate stated principal balance, the pass-through rate with respect to the Mortgage Loans in the related Trust Fund, the percentage interest, if any, evidenced by each Class or Subclass in the payments of principal and interest on, or with respect to, the Mortgage Loans included in the related Trust Fund, the stated principal balance and interest rate, if any, the priority of payment among Classes or Subclasses, the method of credit enhancement with respect to the Mortgage Loans in the Trust Fund for such Series, whether the Depositor will elect to treat the related Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), the Classes or Subclasses of Certificates of such Series subject to this Agreement, and any other variable terms contemplated by the Pooling and Servicing Agreement and in the Certificates of such Series.

                Each offering of the Certificates to which this Agreement applies made pursuant to the Registration Statement will be made through you, through you and other underwriters for whom you are acting as representative or through an underwriting syndicate managed by you. Whenever the Depositor determines to form a Trust and to make such an offering of Certificates, it will enter into an agreement (the "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, (i) you, (ii) you and such other underwriters who execute the Terms Agreement and agree thereby to become obligated to purchase Certificates from the Depositor, or (iii) you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (in each case, the "Underwriters"). Such Terms Agreement shall specify the fractional undivided interest, principal or notional amount, or stated principal balance, of each Class or Subclass of the Certificates to be issued and their terms not otherwise specified in the related Pooling and Servicing Agreement, the Classes or Subclasses of Certificates subject to this Agreement, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, the aggregate amount of Certificates to be purchased by you and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between or among the Underwriters and the Depositor. Each such offering of the Certificates will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Certificates.

                2. Representations and Warranties of the Depositor. The Depositor represents and warrants to you as of the date hereof and to Underwriters named in the applicable Terms Agreement as of the date of such Terms Agreement, as follows:

                (a) a registration statement on Form S-3 (No. 33-82354), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Certificates offered thereby by the Depositor constituting a part thereof, as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus prepared pursuant to
Section 5(a) hereof shall be deemed to have supplemented the Prospectus only with respect to the offering of the Series of the Certificates to which it relates; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

                (b) on the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from either of the documents based upon written information (including Computational Materials (as defined herein)) furnished to the Depositor by any Underwriter specifically for use therein;

                (c) the Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

                (d) each applicable Pooling and Servicing Agreement, Servicing Agreement and Sale Agreement and the Certificates of a Series conform, or will conform as of the Specified Delivery Date (as defined herein), to the description thereof contained in the Registration Statement and the Prospectus; and the Certificates of such Series, on the date of such Terms Agreement, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Depositor, authenticated by the Trustee and delivered in accordance with such Pooling and Servicing Agreement and delivered and paid for as provided herein and in such Terms Agreement, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement;

                (e) the execution and delivery by the Depositor of this Agreement, each applicable Terms Agreement, each applicable Pooling and Servicing Agreement, Servicing Agreement, Sale Agreement and the Certificates of a Series, are within the corporate power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (C) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (D) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

                (f) this Agreement has been, and at the date thereof, each applicable Terms Agreement will have been duly authorized, executed and delivered by the Depositor;

                (g) at the date thereof, each applicable Pooling and Servicing Agreement, Servicing Agreement and Sale Agreement will have been duly authorized, executed, and delivered by the Depositor and will be a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

                (h) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Certificates of a Series pursuant to this Agreement, the applicable Terms Agreement, and the applicable Pooling and Servicing Agreement, have been or will be taken or obtained on or prior to the Specified Delivery Date;

                (i) the Reserve Fund, if any, with respect to a Series will be established in accordance with the applicable Pooling and Servicing Agreement on or prior to the Specified Delivery Date and a UCC-1 financing statement with respect to such Reserve Fund naming the Trustee for the benefit of the holders of the Certificates of such Series as secured party has been, or on the Specified Delivery Date will have been, filed in the office of the Secretary of State of the state in which the principal trust office of the Trustee is located and, upon the purchase by you of the Certificates subject to this Agreement in the manner contemplated by this Agreement, and the initial deposit of any amount required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement, the Trustee, for the benefit of the holders of the Certificates will, on the date of such deposit, have a first perfected priority security interest in such Reserve Fund;

                (j) at the Specified Delivery Date, each of the Mortgage Loans included in the related Trust Fund will meet the criteria for selection described in the Prospectus;

                (k) the characteristics of the Trust Fund with respect to each Series will not subject the related Trust to registration as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                3. Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Certificates to which this Agreement applies will be made at such place and at such time or shall be specified in the applicable Terms Agreement, or at such other time thereafter as set forth in the applicable Terms Agreement or as you and the Depositor shall agree upon, each such time being hereinafter referred to as a "Specified Delivery Date." Delivery of such Certificates shall be made by the Depositor to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and you. Unless otherwise provided for, the Certificates to be so delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for checking and packaging at the office of CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055 (or at some other location specified by Underwriter at least 48 hours prior to delivery), at least 24 hours prior to the applicable Closing Date.

                4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

                5. Covenants of the Depositor. The Depositor covenants and agrees with you and the several Underwriters participating in the applicable offering of the Certificates that:

                (a) immediately following the execution of each Terms Agreement, the Depositor will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such Certificates, but the Depositor will not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to you, or if you shall have reasonably objected thereto promptly after receipt thereof; the Depositor will immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. Subject to the Underwriter's compliance with its obligations set forth in Section 8 hereof, the Depositor shall file with the Commission a current report on Form 8-K including any Computational Materials (as defined herein) provided to it by the Underwriter pursuant to Section 8 hereof no later than the date that the Prospectus Supplement is filed;

                (b) if, at any time when a Prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

                (c) the Depositor will make generally available to the holders of the Certificates (the "Certificateholders") of the related Series, in each case as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the related Trust's fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of such Trust's fiscal quarter next following the date of the related Terms Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the related Series of Certificates. The Depositor will cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

                (d) the Depositor will furnish to you copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents relating to the

Certificates, in each case as soon as available and in such quantities as you reasonably request;

                (e) the Depositor will arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however that neither the Depositor nor the applicable Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

                (f) the Depositor will, while the Certificates of a Series are outstanding:

                        (i) furnish to you, and upon request to each of the other Underwriters, within 90 days after the close of each fiscal year, appropriate annual financial statements of the related Trust, certified by a nationally recognized firm of independent public accountants, in such form as to disclose its financial condition at the end of, and the results of its operations for, such fiscal year;

                        (ii) furnish to you, and upon request to each of the other Underwriters, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the Certificates pursuant to the related Pooling and Servicing Agreement; and

                        (iii) furnish to you, and upon request to each of the other Underwriters, such other information with respect to the related Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates of such Series;

                (g) the Depositor will pay all expenses incident to the performance of its obligations under this Agreement and the related Terms Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of its counsel) incurred by them in connection with qualification of the related Series of Certificates and determination of their eligibility for investment under the laws of such jurisdictions as you may designate and the printing of memoranda relating thereto, for any fees charged by such investment rating agencies for the rating of such Certificates and, to the extent previously agreed upon with you, for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters; and

                (h) during the period when a prospectus is required by law to be delivered in connection with the sale of a Series of Certificates pursuant to this Agreement, the

Depositor will file, or cause the Trustee to file on behalf of the related Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                6. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters named in any Terms Agreement to purchase and pay for the Certificates of the related Series subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the applicable Terms Agreement and the applicable Specified Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

                (a) you shall have received two letters of Kenneth Leventhal & Co., one dated the date of the applicable Terms Agreement and the other dated the date of the applicable Specified Delivery Date, each in the forms heretofore agreed to;

                (b) all actions required to be taken and all filings required to be made by the Depositor under the Act prior to the sale of the Certificates of such Series shall have been duly taken or made; and prior to the applicable Specified Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission;

                (c) unless otherwise specified in the applicable Terms Agreement, the Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated the ratings specified in the applicable Terms Agreement;

                (d) you shall have received an opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Depositor and the Underwriters, dated the applicable Specified Delivery Date, substantially to the effect that:

                        (i) the Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in the State of New York, which is the jurisdiction which the Depositor has advised such counsel in writing as the jurisdiction in which the Depositor owns or leases real property or conducts material operations;

                        (ii) this Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Depositor;

                        (iii) the applicable Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Depositor and (assuming the due authorization, execution and delivery of the other parties thereto) is a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (2) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) the exercise by the Trustee of certain remedial provisions contained in the Pooling and Servicing Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pooling and Servicing Agreement, taken as a whole, and the Pooling and Servicing Agreement, taken as a whole, together with applicable law, contains adequate provisions for the practical realization by the Trustee of the rights and benefits purported to be afforded thereby, except for the economic consequences of any delay that may arise from such unenforceability;

                        (iv) the applicable Servicing Agreement and Sale Agreement have been duly authorized, executed and delivered by the Depositor and (assuming due authorization, execution and delivery of the other parties thereto) are valid and binding agreements of the Depositor, enforceable against the Depositor in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

                        (v) the Certificates of a Series have been duly authorized by the Depositor and, when the Certificates have been duly executed and authenticated and issued in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by you pursuant to this Agreement and the Terms Agreement, will be entitled to the benefits provided by the Pooling and Servicing Agreement, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

                        (vi) to the knowledge of such counsel, no consent, approval, authorization or order of any court or supervisory, regulatory, administrative or governmental agency, body or official, is required in connection with the consummation of the transactions contemplated by this Agreement and the Terms

Agreement, except such as may have been obtained under the Act and such as may be required under the state securities or Blue Sky laws of any jurisdiction and such other approvals as have been obtained;

                        (vii) the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not, and will not become, as a result of the offer and sale of the Certificates as contemplated in the Prospectus, in this Agreement and in the Terms Agreement, required to be registered under the Investment Company Act of 1940, as amended;

                        (viii) the statements in the Prospectus under the caption "Description of the Certificates" insofar as such statements constitute a summary of certain terms of the Certificates and the Pooling and Servicing Agreement, constitute a fair summary of such documents in all material respects; and the statements in the Prospectus under the caption "ERISA Considerations," insofar as they describe federal statutes and regulations, have been prepared or reviewed by such counsel, and such statements fairly summarize such statutes and regulations; and the statements in the Prospectus contained under the caption "Certain Federal Income Tax Consequences," insofar as they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects; and

                        (ix) either (a) the Trust Fund created by the Pooling and Servicing Agreement will not be classified as an association taxable as a corporation for federal income tax purposes or (b) in the event that the Depositor makes an election to treat the related Trust Fund as a REMIC pursuant to Section 860D of the Code, the Trust Fund will qualify as a REMIC and each Certificate will qualify as a regular or residual interest in the Trust Fund.

                In addition, you shall have received an opinion of counsel to the Unaffiliated Seller or an opinion of counsel to the Trustee to the effect that for income, franchise or excise tax purposes of the State of Illinois, the Trust will not be classified as an association taxable as a corporation; and each holder of a Certificate will be treated in the same manner as for Federal income tax purposes.

                The Registration Statement was declared effective under the Act on August 12, 1994, and to the best knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

                With respect to the matter specified in (x) above, the applicable Terms Agreement shall specify the jurisdictions with respect to which such opinion shall be rendered. Such opinions may be rendered by such counsel or by such other counsel satisfactory to you and admitted to practice in such jurisdiction and either such counsel may rely on Officers' Certificates, certificates and records of public officials, certificates of the Trustee and such other certificates as such counsel deems necessary and reasonable;

                (e) you shall have received an opinion of counsel to the Letter of Credit Bank, if any, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

                (f) you shall have received an opinion of counsel to the Guarantor, if any, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

                (g) you shall have received an opinion of counsel to the issuer of the Alternative Credit Enhancement, if any, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

                (h) you shall have received an opinion of counsel to the issuer of the Performance Bond, if any, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

                (i) you shall have received an opinion of counsel to the Trustee, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

                (j) you shall have received an opinion of counsel to the Servicer, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

                (k) you shall have received letters, dated the Specified Delivery Date, from counsel rendering opinions to any nationally recognized statistical rating organization rating the applicable Series of Certificates, to the effect that you may rely upon their opinion to such rating organization, as if such opinion were rendered to you;

                (l) you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the Specified Delivery Date, in substantially the same form as Exhibit B hereto;

                (m) you shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the applicable Specified Delivery Date, in substantially the same form as Exhibit C hereto;

                (n) you shall have received a certificate of the Servicer, signed by one or more duly authorized officers of the Servicer, dated the applicable Specified Delivery Date in substantially the same form as Exhibit D hereto;

                (o) you shall have received a certificate of the Letter of Credit Bank, if any, signed by one or more duly authorized officers of the Letter of Credit Bank, dated the applicable Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

                (p) you shall have received a certificate of the Guarantor, if any, signed by one or more duly authorized officers of the Guarantor, dated the applicable Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

                (q) you shall have received a certificate of the issuer of the Alternative Credit Enhancement, if any, signed by one or more duly authorized officers of the issuer of the Alternative Credit Enhancement, dated the applicable Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

                (r) you shall have received a certificate of the issuer of the Performance Bond, if any, signed by one or more duly authorized officers of the issuer of the Performance Bond, dated the applicable Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement; and

                (s) the Unaffiliated Seller shall have sold the Mortgage Loans to the Depositor pursuant to the Sale Agreement.

                The Depositor will furnish you with such conformed copies of such other opinions, certificates, letters and documents as you reasonably request.

                7.      Indemnification.

                (a) The Depositor will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Depositor by an Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have;

                (b) each Underwriter will indemnify and hold harmless the Depositor, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act, against any losses, claims, damages or liabilities to which the Depositor or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have;

                (c) promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than in this Section. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; and

                (d) if recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Depositor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Certificates purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

                8.      Computational Materials.

                (a) The Underwriter agrees to provide to the Depositor no less than two business days prior to the date on which the Prospectus is proposed to be filed pursuant to Rule 424(b) under the Act, for the purpose of permitting the Depositor to comply with the filing requirement set forth in
Section 5(a), all information (in such written or electronic format as required by the Depositor) with respect to the Certificates which constitutes "Computational Materials", as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (the "Kidder Letter"), and that is required to be filed as described in the Kidder Letter.

                (b) The Underwriter shall provide to the Depositor, together with the information required to be provided to the Depositor pursuant to
Section 8(a) or 8(c)(ii) hereof, a letter, in form and substance acceptable to the Depositor, of independent certified public accountants acceptable to Depositor, stating in effect that such independent certified public accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, and that they have verified or confirmed, as appropriate, the financial, numerical or statistical information to be filed by the Depositor as part of the Computational Materials and have found such information to be accurate without exception. Such letter will be obtained at the sole expense of the Underwriter.

                (c)     (i)     The Underwriter represents and warrants to, and
covenants with, the Depositor that all information provided to the Depositor pursuant to this Section 8, as of the date such information is so provided and as of the date such information is filed by the Depositor with the Commission will not include any untrue statements of a material fact and will not omit to state any material facts required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                        (ii) The Underwriter further covenants with the Depositor that if any Computational Materials required to be provided to the Depositor pursuant to Section 8(a) are determined to contain any information that is inaccurate or misleading, the Underwriter (whether or not such Computational Materials were provided to the Depositor or filed by the Depositor with the Commission) shall promptly prepare and deliver to the Depositor and each prospective investor which received such Computational Materials corrected Computational Materials. All information provided to the Depositor pursuant to this Section 8(c)(ii) shall be provided within the time periods set forth in
Section 8(a) hereof.

                        (iii) The Underwriter represents and warrants to the Depositor that the Underwriter has taken all necessary and required steps to ensure that no written material of any kind relating to the Certificates (or any certificates similar to the Certificates) will be delivered to potential investors other than Computational Materials and that all Computational Materials required to be filed pursuant to the Kidder Letter will be provided to the Depositor and to ensure that all such Computational Materials are accurate and not misleading.

                        (iv) The Underwriter covenants with Depositor that all Computational Materials delivered to prospective investors shall contain the following legend:

                 "THIS INFORMATION IS FURNISHED TO YOU SOLELY BY CS FIRST BOSTON CORPORATION AND NOT BY CS FIRST BOSTON MORTGAGE SECURITIES CORP. (THE "DEPOSITOR") OR ANY OF ITS AFFILIATES (OTHER THAN THE UNDERWRITER). CS FIRST BOSTON CORPORATION IS NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE PROPOSED TRANSACTION."

                (d) The Underwriter agrees to indemnify and hold harmless the Depositor, each of the Depositor's officers and directors and each person who controls the Depositor within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other Federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
(i) are based on, result from or arise out of: (A) the Underwriter's use or delivery to any prospective investor in the Certificates of any Computational Materials; (B) the Underwriter's failure to comply with Section 8(a) or 8(c) hereof; (C) the filing by the Depositor with the Commission of any information pursuant to the last sentence of Section 5(a); or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any information required to be delivered to the Depositor pursuant to Section 8(a) or 8(c) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending any such loss, claim, damage, liability or action. The obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have.

                The procedures set forth in Section 7(c) shall be equally applicable to this Section 8(d).

                (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (d) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Underwriter on the grounds of policy or otherwise, the Depositor and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Depositor and the Underwriter may be subject in such proportion as is appropriate to reflect the relative fault of the Underwriter on the one hand and the Depositor on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities. The relative fault of the Underwriter on the one hand and the Depositor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Underwriter or by the Depositor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                The Underwriter and the Depositor agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable contribution referred to in the immediately preceding paragraph.

                The right of contribution to which the Depositor is entitled under this paragraph (e) shall be equally available to each of the Depositor's officers and directors and each person who controls the Depositor within either the meaning of the Act or the Exchange Act.

                (f) Notwithstanding any other provision herein, the Underwriter agrees to pay all costs and expenses of the Depositor incurred in connection with (i) the filing by the Depositor of any Computational Material with the Commission and (ii) any action by the Depositor against the Underwriter to enforce any of its rights set forth in this Section 8, including, without limitation, legal fees and expenses.

                9. Default of Underwriters. If any Underwriter or Underwriters participating in an offering of Certificates default in their obligations to purchase Certificates hereunder and under the Terms Agreement and the aggregate principal amount of such Certificates which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Certificates set forth in such Terms Agreement, you may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, including any of the Underwriters participating in such offering, but if no such arrangements are made within a period of 36 hours after the applicable Specified Delivery Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments hereunder and under such Terms Agreement, to purchase the Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults occur is more than 10% of the total principal amount of the Certificates set forth in such Terms Agreement and arrangements satisfactory to you and the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                10. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Certificates on the Specified Delivery Date shall be terminable by the Underwriters if (a) at any time on or prior to the Specified Delivery Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (ii) a general moratorium on commercial banking activities in New York shall have been declared by any Federal or New York State authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your judgment as representative of the Underwriters, impracticable to consummate the transactions contemplated herein or is such as would materially and adversely affect the marketability of or the market price for the Certificates or (iv) any change or any development involving a prospective change occurs, materially and adversely affecting (A) the Trust Fund taken as a whole or (B) the business or properties of the Depositor, which, in your reasonable judgment as representative of the Underwriters, in the case of either (A) or (B), materially impairs the investment quality of the Certificates or (b) any representation or warranty of another party shall be incorrect in any material respect.

                11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or any of its officers or directors or any controlling person, and will survive delivery of and payment of the Certificates.

                If this Agreement is terminated pursuant to Section 9 or 10 or if for any reason the purchase of the Certificates by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g), and the obligations of the Depositor and the Underwriters pursuant to Section 7 or 8 shall remain in effect.

                12. Notices. All communications hereunder will be in writing and, if sent to an Underwriter, will be mailed, delivered or telegraphed and confirmed to Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055 and to any other Underwriter at such address, if any, as is specified in writing to the Depositor for notices hereunder, or if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055 Attention: President; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

                13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

                14. Representations of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under this Agreement and any Terms Agreement taken by you will be binding upon all the Underwriters identified in such Terms Agreement.

                15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Depositor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

                                Very truly yours,

                                CS FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                                as Depositor


                                By:     /s/     Allan J. Baum
                                        --------------------------------------
                                        Name:   Allan J. Baum
                                        Title:  Director


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

CS FIRST BOSTON CORPORATION
        as Underwriter

By:     /s/             Marc J. Warren
        --------------------------------------------------------
        Name:           Marc J. Warren
        Title:          Vice President











                                                                EXHIBIT A

            CS FIRST BOSTON MORTGAGE SECURITIES CORP.
                           (DEPOSITOR)

                 COMMERCIAL/MULTIFAMILY MORTGAGE
                    PASS-THROUGH CERTIFICATES

                         TERMS AGREEMENT

                                           Dated:          , 1994

        To:     CS First Boston Mortgage Securities Corp., as Depositor under
the Pooling and Servicing Agreement dated as of                , 1994.

        Re:     Underwriting Agreement dated            , 1994.

Registration Statement No. 33-

Basic Prospectus dated  , 1994

Prospectus Supplement dated     , 1994

Title:Commercial/Multifamily Mortgage Pass-Through Certificates, Series 1994, Class ______

Pooling and Servicing Agreement dated as of     1, 1994.

Seller's Warranties and Servicing Agreement dated as of             1, 1994.

Principal Amount:$               (approximate)

Class Designation Schedule:[insert relevant description of Classes of Certificates]

Class [A] Certificate Rating:[" " by Moody's Investors Service, Inc.] [" " by Standard & Poor's Corporation]

[Initial Pass-Through Rate:     % per annum.

Terms of Sale: The purchase price for the Class [A] Certificates to the
Underwriters will be            % of the aggregate principal amount of the Class
[A] Certificates as of           , 19  , plus accrued interest at the initial
Pass-Through Rate from                19  , together with estimated expenses of
approximately $___________ [The Underwriters will offer the Class [A] Certificates to the public from time to time, in negotiated transactions or otherwise, at varying prices to be determined at the time of sale.] [The Underwriters will offer the Class [A]


                                     A-1





Certificates to the public at the following prices [(expressed as a percentage of the original principal amount or notional amount of such Class, respectively)]: Class A-[1], _% [; Class A-2, _%; Class A-3, _% [and] Class A-4, _%]].

[The Class [B] Certificates issued pursuant to the Pooling and Servicing Agreement are not subject to this Agreement.]

Contracts: [Insert description of Contracts], as more fully described in Exhibit A hereto.

[Distribution Dates:                .]

Opinion of Counsel: The jurisdiction specified in Paragraph (xi) of the opinion of counsel to be delivered pursuant to Section 6(d) of the Underwriting
Agreement shall be the States of                  and                 .

Specified Delivery Date and Location:   :   A.M., New York Time, on        , 19
          or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of [Milbank, Tweed, Hadley
& McCloy, New York, New York 10005] [Orrick, Herrington & Sutcliffe, New York, New York]

[The Certificates will be issued as one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company. Beneficial owners will hold interests in the Certificates through the book-entry facilities of The Depository Trust Company in minimum denominations in initial Certificate
Principal Balance of $             and in integral multiples of $           in
excess thereof. No person acquiring an Offered Certificate will be entitled to receive a physical certificate representing such Certificate.].

[The Certificates will be delivered in definitive, fully registered form.]

                The Underwriters named in Schedule 1 hereto agree[s], severally and not jointly], subject to the terms and provisions of the Agreement, which is incorporated by reference herein and made a part hereof, to purchase the [numbers of Single] Certificates [set forth opposite their names in Schedule 1].

                Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

                                                CS FIRST BOSTON CORPORATION


                                                By
                                                   ----------------------------
                                                        Vice President


                                     A-2






Accepted

CS FIRST BOSTON MORTGAGE
        SECURITIES CORP.

By
   -------------------------------

                                    A-3





                                                                 EXHIBIT B

            CS FIRST BOSTON MORTGAGE SECURITIES CORP.

                      OFFICER'S CERTIFICATE

                I,                                    , do hereby certify that I
am the duly elected                     of CS First Boston Mortgage Securities
Corp., a Delaware corporation (the "Company") and further certify as follows. Capitalized terms used but otherwise not defined herein shall have the meanings
ascribed to them in the Underwriting Agreement, dated             , 1994,
between the Company and CS First Boston Corporation (the "Underwriting Agreement").

                1. The representations and warranties of the Company in the Underwriting Agreement are true and correct.

                2. The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Specified Delivery Date.

                3. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to my knowledge, are contemplated.

                4. Subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Company.

                5. Except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to my knowledge, threatened, affecting the Company or the transactions contemplated by the Underwriting
Agreement, as supplemented by the Terms Agreement, dated             , 1994,
between the Company and CS First Boston Corporation.

                [6.     Attached hereto are true and correct copies of a letter
from the rating agency or agencies rating the Certificates subject to the Underwriting Agreement confirming that, unless otherwise specified in the applicable Underwriting Agreement, the Class _ Certificates and the Class _ Certificates have been rated in one of the two highest rating categories established by such agency or agencies and that such ratings have not been lowered since the date of such letter.]

                IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.


                                  B-1






Dated:          , 1995                  CS FIRST BOSTON MORTGAGE SECURITIES
CORP.

                                                By:
                                                        Name:
                                                        Title:
[Seal]


                                    B-2






                                                 EXHIBIT C

                      LASALLE NATIONAL BANK

                      OFFICER'S CERTIFICATE

                I,                      , do hereby certify that I am the duly
elected                  of (the "Trustee"), a National Banking Association
organized under the laws of the United States and further certify as follows. Capitalized terms used but otherwise not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of November 1, 1994 (the "Agreement"), among CS First Boston Mortgage Securities Corp., as Depositor, the Trustee, as Trustee and Greystone Servicing Corporation, Inc., as Master Servicer and Greystone Funding Corporation, as Seller.

                1. The Trustee has been duly organized and is validly existing and in good standing under the laws of the United States, duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which the performance of its duties under the Agreement would require such qualification.

                2. The Agreement has been duly authorized, executed and delivered by the Trustee and (assuming the due authorization, execution and delivery of the other parties thereto) is a valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                3. The execution and delivery by the Trustee of the Agreement is within the corporate power of the Trustee and has been duly authorized by all necessary corporate action on the part of the Trustee; and neither the execution and delivery of such instrument by the Trustee nor the consummation by the Trustee of the transactions therein contemplated, nor compliance with the provisions thereof by the Trustee, will (A) conflict with or result in a breach of, or will constitute a default under, any of the provisions of the articles of association or bylaws of the Trustee or any law, governmental rule or regulation, or any judgment, decree or order binding on the Trustee or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Trustee is a party or by which it is bound or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.


                4. The Trustee holds all material licenses, certificates and permits from all governmental authorities necessary for the performance of its obligations under the Agreement, and has received no notice of proceedings relating to the revocation of any such license, certificate or permit, which singly or in the aggregate, if the subject of any unfavorable decision,


                                     C-1





ruling or finding, would materially affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Trustee; and the Trustee has the corporate power and authority to perform its obligations under the Agreement.

                IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its officer hereunto authorized, and its corporate seal to be hereunto affixed this day of, 1995.

                                                LASALLE NATIONAL BANK

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

[Seal]

                                 C-2






                                                          EXHIBIT D

              GREYSTONE SERVICING CORPORATION, INC.
                      OFFICER'S CERTIFICATE

                I,             , do hereby certify that I am the duly
elected           of Greystone Servicing Corporation, Inc. (the "Servicer"), a
            corporation, and further certify as follows. Capitalized terms used but otherwise not defined herein shall have the meanings ascribed to them in the
Underwriting Agreement, dated               , 1994, between CS First Boston
Mortgage Securities Corp. and CS First Boston Corporation.

                1.      The Servicer has been duly incorporated and is validly
existing and in good standing under the laws of the State of             , duly
qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which the performance of its duties under the
Seller's             Warranties and Servicing Agreement (the "Servicing
Agreement"), dated as of                  , 1994, between the Servicer and
CS First Boston Mortgage Securities Corp. ("FBMSC"), and the Sale Agreement,
dated               , 1994, between the Servicer, [CS First Boston Mortgage
Capital Corp.] and FBMSC (the "Sale Agreement"), would require such qualification.

                2. The Servicing Agreement and the Sale Agreement have been duly authorized, executed and delivered by the Servicer and (assuming due authorization, execution and delivery by the other parties thereto) are valid and binding agreements of the Servicer, enforceable against the Servicer in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                3. The Servicer has the corporate power and authority to conduct its business as described in the Prospectus.

                4. The execution and delivery by the Servicer of the Servicing Agreement and the Sale Agreement is within the corporate power of the Servicer and has been duly authorized by all necessary corporate action on the part of the Servicer; and neither the execution and delivery of such instruments by the Servicer, nor the consummation by the Servicer of the transactions therein contemplated, nor compliance with the provisions thereof by the Servicer, will (A) conflict with or result in a breach of, or will constitute a default under, any of the provisions of the certificate of incorporation or bylaws of the Servicer or any law, governmental rule or regulation, or any judgment, decree or order binding on the Servicer or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Servicer is a party or by which it is bound or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.


                                 D-1






                5. The Servicer holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus and has received no notice of proceedings relating to the revocation of any such license, certificate or permit, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Servicer.

                IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its officer hereunto authorized, and its corporate seal to be
hereunto affixed this    day of                 , 1995.

                                GREYSTONE SERVICING CORPORATION, INC.

                                By:
                                    --------------------------------------
                                    Name:
                                    Title:

[Seal]


                                 D-2






           CS FIRST BOSTON MORTGAGE SECURITIES CORP.
                           (DEPOSITOR)

               MORTGAGE PASS-THROUGH CERTIFICATES

                         TERMS AGREEMENT

                                        Dated:  November 15, 1995

        To: CS First Boston Mortgage Securities Corp., as Depositor under the Pooling and Servicing Agreement dated as of November 1, 1995.

                Re:     Underwriting Agreement dated October 12, 1994.

Registration Statement No. 33-98604

Basic Prospectus dated November 13, 1995

Prospectus Supplement dated November 15, 1995

Title: Mortgage Pass-Through Certificates, Series 1995-FHA1, Class A-1, Class A-2, Class A-3, Class A-4, Class A-X-1, Class A-X-2 Class A-X-3 and Class A-X-4 (together, the "Underwritten Certificates").

Pooling and Servicing Agreement dated as of November 1, 1995.

Aggregate Principal Amount:  $167,488,346 (approximate)

Class Designation Schedule:

                       Initial Class     Pass-
Series 1995-FHA1     Principal Balance  Through          S&P      Selling Price
Class Designation     (approximate)       Rate          Rating  of the Securities
-----------------    -----------------  ------------    ------  -----------------
Class A-1               $45,000,000     6.6650%         AAA             (3)
Class A-2               $20,000,000     6.8300%         AAA             (3)
Class A-3               $45,789,713     7.1940%         AAA             (3)
Class A-4               $56,698,633     7.6450%         AAA             (3)
Class A-X-1                 (1)         Variable(2)     AAAr            (3)
Class A-X-2                 (1)         Variable(2)     AAAr            (3)
Class A-X-3                 (1)         Variable(2)     AAAr            (3)
Class A-X-4                 (1)         Variable(2)     AAAr            (3)





---------------
(1) None of the Classes of Interest-Only Certificates will have a Class Principal Balance. Interest will accrue on each Class of Interest-Only Certificates at the respective variable Pass-Through Rates thereof on a Class Notional Amount. The Class Notional Amount of the Class A-X-1 Certificates is equal to the Class Principal Balance of the Class A-1 Certificates outstanding from time to time. The Class Notional Amount of the Class A-X-2 Certificates is equal to the Class Principal Balance of the Class A-2 Certificates outstanding from time to time. The Class Notional Amount of the Class A-X-3 Certificates is equal to the Class Principal Balance of the Class A-3 Certificates outstanding from time to time. The Class Notional Amount of the Class A-X-4 Certificates is equal to the Class Principal Balance of the Class A-4 Certificates outstanding from time to time.

(2) The Pass-Through Rates applicable to the Interest-Only Certificates are variable. The Pass-Through Rate applicable to the Class A-X-1 Certificates for the initial Distribution Date will equal 2.9114% per annum and thereafter will equal the excess, if any, of the weighted average of the Net Asset Rates of the Mortgage Assets from time to time, over the Pass-Through Rate applicable to the Class A-1 Certificates. The Pass-Through Rate applicable to the Class A-X-2 Certificates for the initial Distribution Date will equal 2.7464% per annum and thereafter will equal the excess, if any, of the weighted average of the Net Asset Rates of the Mortgage Assets from time to time, over the Pass-Through Rate applicable to the Class A-2 Certificates. The Pass-Through Rate applicable to the Class A-X-3 Certificates for the initial Distribution Date will equal 2.3824% per annum and thereafter will equal the excess, if any, of the weighted average of the Net Asset Rates of the Mortgage Assets from time to time, over the Pass-Through Rate applicable to the Class A-3 Certificates. The Pass-Through Rate applicable to the Class A-X-4 Certificates for the initial Distribution Date will equal 1.9314% per annum and thereafter will equal the excess, if any, of the weighted average of the Net Asset Rates of the Mortgage Assets from time to time, over the Pass-Through Rate applicable to the Class A-4 Certificates.

(3) The Underwriter proposes to offer the Underwritten Securities from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the price of sale.

Terms of Sale: The purchase price for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-X-1, Class A-X-2, Class A-X-3 and Class A-X-4 Certificates to the Underwriter will be $176,525,213, plus accrued interest at the initial Pass-Through Rate from November 1, 1995, together with expenses.

Distribution Dates: The 25th day of each month (unless such day is not a Business Day, in which case distributions will be made on the next succeeding Business Day) commencing in December 1995.

Specified Delivery Date and Location: 10:00 A.M., New York City time, on November 21, 1995 or at such other time as may be agreed upon, at the offices of Thacher Proffitt & Wood, New York, New York.





The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the "Book-Entry Certificates") will be issued as one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company. Beneficial owners will hold interests in the Book-Entry Certificates through the book-entry facilities of The Depository Trust Company in minimum denominations in initial Certificate Principal Balance of $25,000 and in integral multiples of $1 in excess thereof. No person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate.

It is hereby understood and agreed that the opinions listed in Section 6(d) of the Underwriting Agreement will be rendered by one of Milbank, Tweed, Hadley & McCloy or Thacher Proffitt & Wood, each in case in its capacity as counsel to the Depositor and the Underwriter.